EXHIBIT 99.2
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
SUMMARY OF BMCA/ELK COST SAVING SYNERGIES

PURCHASING COST SAVINGS
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  Leveraging asphalt purchasing capabilities                                   $  11.0
  Other purchasing savings                                                        14.0
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TOTAL PURCHASING COST SAVINGS                                                  $  25.0

MANUFACTURING COST SAVINGS
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  Leveraging shingle construction expertise                                    $  19.0
  Supplying glass fiber and glass mat from more strategically located plants       6.0
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TOTAL MANUFACTURING COST SAVINGS                                               $  25.0

LOGISTICS AND TRANSPORTATION COST SAVINGS
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  Transportation savings                                                       $  27.0
  Reduced warehousing costs                                                        8.0
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TOTAL LOGISTICS AND TRANSPORTATION COST SAVINGS                                $  35.0

SELLING, GENERAL AND ADMINISTRATIVE COST SAVINGS
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  Selling and administrative cost savings                                      $  29.0
  Duplicative advertising and technical spending                                   4.0
  Eliminate public company costs                                                   2.0
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TOTAL SELLING, GENERAL AND ADMINISTRATIVE COST SAVINGS                         $  35.0

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TOTAL IDENTIFIED ANNUAL COST SAVING SYNERGIES                                  $ 120.0
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